Exhibit 99.1

Contact:	Media: Margaret Mellott 1-313-322-5393	Fixed Income Investment Community: Shawn Ryan 1-313-621-0881
	mmellott@ford.com	sryan6@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $2 BILLION IN 2010*
Fourth Quarter 2010 Earnings of $367 Million Reported

DEARBORN, Mich., January 28, 2011 – Ford Motor Credit Company reported net income of $2 billion in 2010, an improvement of $0.7 billion from earnings of $1.3 billion a year earlier. On a pre-tax basis, Ford Credit earned $3.1 billion in 2010, compared with $2 billion in the previous year. The full year increase in pre-tax earnings is primarily explained by a lower provision for credit losses and lower depreciation expense for leased vehicles related to higher auction values, offset partially by lower volume and the non-recurrence of net gains related to unhedged currency exposure primarily from cross-border intercompany lending.

In the fourth quarter of 2010, Ford Credit’s net income was $367 million, a decrease of $85 million from a year earlier. On a pre-tax basis, Ford Credit earned $572 million in the fourth quarter of 2010, compared with $714 million in the previous year. The decrease in pre-tax earnings primarily reflected lower volume and the non-recurrence of lower lease depreciation expense related to lower gains as fewer leases terminated and the vehicles were sold.

“We are pleased with our 2010 performance, which enabled us to increase our planned distributions,” Ford Credit Chairman and CEO Mike Bannister said. “We expect results to be solid though more moderate in 2011 as we continue to provide strong support for Ford, our dealers and customers.”

On December 31, 2010, Ford Credit’s on-balance sheet net receivables totaled $81 billion, compared with $93 billion at year-end 2009. Managed receivables were $83 billion on December 31, 2010, down from $95 billion at year-end 2009. The lower receivables primarily reflected the discontinuation of Jaguar, Land Rover, Mazda, and Volvo financing and lower industry volumes in recent years.

On December 31, 2010, managed leverage was 6.7 to 1. Ford Credit distributed $1 billion to its parent in the fourth quarter of 2010 for a total of $2.5 billion of distributions in 2010.

For full-year 2011, Ford Credit expects to be solidly profitable but at a lower level than in 2010, reflecting primarily the non-recurrence of lease depreciation expenses and credit loss reserve reductions of the same magnitude as 2010. At year-end 2011, managed receivables are anticipated to be in the range of $80 billion to $85 billion. Ford Credit expects to pay distributions to its parent of about $2 billion in 2011.

# # #

Ford Motor Credit Company LLC has provided dealer and customer financing to support the sale of Ford Motor Company products since 1959.  Ford Credit is an indirect, wholly owned subsidiary of Ford.  For more information, visit www.fordcredit.com.

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*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Cautionary Statement Regarding Forward Looking Statements

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

Automotive Related:
•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geo-political events or other factors;
•	Decline in or failure to grow Ford’s market share;
•	Lower-than-anticipated market acceptance of new or existing Ford products;
•
An increase in or acceleration of market shift beyond Ford’s current planning assumptions from sales of trucks, medium- and large-sized utilities, or other more profitable vehicles, particularly in the United States;

•	Continued volatility of fuel prices or reduced availability of fuel;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	Adverse effects from the bankruptcy, insolvency, or government-funded restructuring of, change in ownership or control of, or alliances entered into by a major competitor;
•
Economic distress of suppliers may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase Ford’s costs, affect Ford’s liquidity, or cause production constraints or disruptions;

•	Work stoppages at Ford or supplier facilities or other interruptions of production;
•	Single-source supply of components or materials;
•	Restriction on use of tax attributes from tax law “ownership change”;
•	The discovery of defects in Ford vehicles resulting in delays in new model launches, recall campaigns, reputational damage or increased warranty costs;
•	Increased safety, emissions, fuel economy or other regulation resulting in higher costs, cash expenditures and/or sales restrictions;
•	Unusual or significant litigation, governmental investigations or adverse publicity arising out of alleged defects in Ford products, perceived environmental impacts, or otherwise;
•
A change in Ford’s requirements for parts or materials where it has entered into long-term supply arrangements that commit it to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay contracts”);

•	Adverse effects on Ford’s results from a decrease in or cessation or clawback of government incentives related to capital investments;
•	Adverse effects on Ford’s operations resulting from certain geo-political or other events;
•	Substantial levels of indebtedness adversely affecting Ford’s financial condition or preventing Ford from fulfilling its debt obligations;

Ford Credit Related:
•	A prolonged disruption of the debt and securitization markets;
•
Inability to access debt, securitization or derivative markets around the world at competitive rates or in sufficient amounts due to credit rating downgrades, market volatility, market disruption, regulatory requirements or other factors;

•	Higher-than-expected credit losses;
•	Adverse effects from the government-supported restructuring of, change in ownership or control of, or alliances entered into by a major competitor;
•	Increased competition from banks or other financial institutions seeking to increase their share of retail installment financing Ford vehicles;
•	Collection and servicing problems related to our finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer or data protection or other laws and regulations resulting in higher costs and/or additional financing restrictions;
•
The Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated pursuant to it, could impose significant costs on us and adversely affect our ability to fund or conduct our business;

•	Changes in Ford’s operations or changes in Ford’s marketing programs could result in a decline in our financing volumes;
•	Inability to obtain competitive funding;

General:
•	Fluctuations in foreign currency exchange rates and interest rates;
•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;
•	Labor or other constraints on Ford’s or our ability to maintain competitive cost structure;
•	Substantial pension and postretirement healthcare and life insurance liabilities impairing Ford’s or our liquidity or financial condition; and
•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns).

We cannot be certain that any expectations, forecasts, or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional discussion of these risk factors, see Item 1A of Part I of our 2009 10-K Report and Item 1A of Part I of Ford’s 2009 10-K Report.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF OPERATIONS
For the Periods Ended December 31, 2010 and 2009
(in millions)

	Fourth Quarter		Full Year
	2010	2009	2010	2009
Financing revenue
Operating leases	$719	$1,025	$3,312	$4,879
Retail	557	674	2,335	2,940
Interest supplements and other support costs earned from affiliated companies	712	912	3,226	3,725
Wholesale	233	212	894	921
Other	12	16	59	76
Total financing revenue	2,233	2,839	9,826	12,541
Depreciation on vehicles subject to operating leases	(425)	(657)	(1,945)	(3,857)
Interest expense	(984)	(1,193)	(4,222)	(5,162)
Net financing margin	824	989	3,659	3,522
Other revenue
Insurance premiums earned, net	23	24	98	100
Other income, net	13	88	223	662
Total financing margin and other revenue	860	1,101	3,980	4,284
Expenses
Operating expenses	298	306	1,149	1,262
Provision for credit losses	(14)	73	(269)	966
Insurance expenses	4	8	46	55
Total expenses	288	387	926	2,283
Income before income taxes	572	714	3,054	2,001
Provision for income taxes	205	262	1,106	724
Income from continuing operations	367	452	1,948	1,277
Gain on disposal of discontinued operations	—	—	—	2
Net income	$367	$452	$1,948	$1,279

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$8,347	$10,882
Marketable securities	6,759	6,864
Finance receivables, net	71,302	77,968
Net investment in operating leases	9,956	14,578
Notes and accounts receivable from affiliated companies	1,095	1,090
Derivative financial instruments	1,246	1,862
Other assets	2,991	4,100
Total assets	$101,696	$117,344

LIABILITIES AND SHAREHOLDER'S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,272	$1,082
Affiliated companies	884	1,145
Total accounts payable	2,156	2,227
Debt	82,879	96,333
Deferred income taxes	1,494	1,816
Derivative financial instruments	534	1,179
Other liabilities and deferred income	4,311	4,809
Total liabilities	91,374	106,364

Shareholder's interest
Shareholder's interest	5,274	5,149
Accumulated other comprehensive income	821	1,052
Retained earnings	4,227	4,779
Total shareholder's interest	10,322	10,980
Total liabilities and shareholder's interest	$101,696	$117,344

The following table includes assets to be used to settle the liabilities of the consolidated variable interest entities (“VIEs”).  These assets and liabilities are included in the consolidated balance sheet above.

	December 31,	December 31,
	2010	2009
Cash and cash equivalents	$4,031	$4,895
Finance receivables, net	50,001	57,353
Net investment in operating leases	6,121	10,246
Derivative financial instruments — assets	26	55
Debt	40,247	46,153
Derivative financial instruments — liabilities	222	528

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Fourth Quarter		Full Year
	2010	2009	2010	2009
Financing Shares
United States
Financing share – Ford and Lincoln*
Retail installment and lease	32%	28%	32%	29%
Wholesale	81	80	81	79

Europe
Financing share – Ford
Retail installment and lease	31%	31%	26%	28%
Wholesale	99	99	99	99

Contract Volume – New and used retail/lease (in thousands)
North America Segment
United States	179	142	713	591
Canada	34	17	113	85
Total North America Segment	213	159	826	676

International Segment
Europe	92	110	354	468
Other international	12	12	38	49
Total International Segment	104	122	392	517
Total contract volume	317	281	1,218	1,193

Borrowing Cost Rate**	4.2%	4.8%	4.5%	4.9%

Charge-offs – On-Balance Sheet (in millions)
Retail installment and lease	$104	$215	$416	$989
Wholesale	(6)	21	(5)	94
Other	3	2	4	12
Total charge-offs – on-balance sheet	$101	$238	$415	$1,095

Total loss-to-receivables ratio – on-balance sheet	0.47%	0.98%	0.47%	1.07%

Memo :
Total charge-offs – managed (in millions)***	$101	$238	$415	$1,100
Total loss-to-receivables ratio – managed***	0.47%	0.98%	0.47%	1.07%

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*	Includes Mercury
**	The rate includes the effects of derivatives and facility fees and the amortization of discounts, premiums and direct issuance fees.
***	See Appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial measures based on Generally Accepted Accounting Principles (“GAAP”), as well as financial measures that include adjustments from GAAP. Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•
Managed receivables:  receivables reported on Ford Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and securitized off-balance sheet receivables that Ford Credit continues to service

•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Credit’s balance sheet and charge-offs associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service

•	Equity: shareholder’s interest reported on Ford Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Credit’s balance sheet include assets that have been sold for legal purposes in securitization transactions that do not satisfy the requirements for accounting sale treatment.  These receivables are available only for payment of the debt and other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors.  Debt reported on Ford Credit’s balance sheet includes obligations issued or arising in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements.  Ford Credit holds the right to the excess cash flows not needed to pay the debt and other obligations issued or arising in each of these securitization transactions.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	December 31,	December 31,
	2010	2009
	(in billions)
Total debt	$82.9	$96.3
Securitized off-balance sheet receivables outstanding	—	0.1
Retained interest in securitized off-balance sheet receivables	—	0.0
Adjustments for cash, cash equivalents, and marketable securities*	(14.6)	(17.3)
Adjustments for derivative accounting**	(0.3)	(0.2)
Total adjusted debt	$68.0	$78.9

Equity	$10.3	$11.0
Adjustments for derivative accounting**	(0.1)	(0.2)
Total adjusted equity	$10.2	$10.8

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	6.7	7.3
Memo: Financial statement leverage (to 1) = Total debt / Equity	8.0	8.8

Net Finance Receivables and Operating Leases	December 31,	December 31,
	2010	2009
Receivables – On-Balance Sheet	(in billions)
Retail installment	$49.7	$56.3
Wholesale	22.0	22.4
Other finance receivables	2.3	2.4
Unearned interest supplements	(1.9)	(1.9)
Allowance for credit losses	(0.8)	(1.3)
Finance receivables, net	71.3	77.9
Net investment in operating leases	10.0	14.6
Total receivables – on-balance sheet	$81.3	$92.5

Memo: Total receivables – managed***	$83.2	$94.5

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*	Excludes marketable securities related to insurance activities.
**
Primarily related to market valuation adjustments to derivatives due to movements in interest rates.  Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings.

***
Includes on-balance sheet receivables, excluding unearned interest supplements related to finance receivables of about $1.9 billion at December 31, 2010 and December 31, 2009; and includes off-balance sheet retail receivables of about $100 million at December 31, 2009.